UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

REPLIMUNE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38596	82-2082553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Unicorn Park

Woburn, MA 01801

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 222-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, Replimune Group, Inc. (the “Company”) issued a press release announcing that, effective as of January 8, 2020 (the “Effective Date”), Dr. Robert Coffin transitioned from the role of Chief Executive Officer to the role of President and Chief Research & Development Officer. In connection with such transition, Mr. Philip Astley-Sparke, the Company’s part-time Executive Chairman, replaced Dr. Coffin as the Company’s full time Chief Executive Officer.

Pursuant to Mr. Astley-Sparke’s current employment arrangement with the Company, Mr. Astley-Sparke devotes 80% of his time working for the Company. The Company expects to proportionately increase Mr. Astley-Sparke’s base salary to reflect his transition from part-time Executive Chairman to full-time Chief Executive Officer.

Information regarding Dr. Coffin and Mr. Astley-Sparke required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K is hereby incorporated by reference to the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2019, as amended by Amendment No. 1 thereto filed with the SEC on July 29, 2019.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Name
99.1	Replimune Group, Inc. Press Release, dated January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIMUNE GROUP, INC.

Date: January 10, 2019	By:	/s/ Philip Astley-Sparke
Philip Astley-Sparke
Chief Executive Officer